June 26, 2001


Chase Mortgage Finance Corporation
343 Thornall Street
Edison, New Jersey  08837

Re:      Chase Mortgage Finance Trust, Multi-Class
         Mortgage Pass-Through Certificates, Series 2001-S3
         --------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for Chase Mortgage Finance Corporation (the "Company"), in connection with the sale by the Company of approximately $100,173,383.59 in aggregate principal amount of Multi-Class Mortgage Pass-Through Certificates, Series 2001-S3 (the "Certificates"). The Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 2001, by and among the Company, Chase Manhattan Mortgage Corporation, as servicer and Citibank, N.A., as trustee. The Class A-1 Certificates, Class A-P Certificates and Class A-R Certificate will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") for resale to the public pursuant to an Underwriting Agreement dated February 18, 1999, and a Terms Agreement dated June 21, 2001 (together, the "Merrill Underwriting Agreement") each by and between the Company and Merrill. The Class M Certificates, Class B-1 Certificates and Class B-2 Certificates will be purchased by J.P. Morgan Securities Inc. ("JPMSI" and, together with Merrill, the "Underwriters") for resale to the public pursuant to an Underwriting Agreement dated June 17, 1998, between the Company and Chase Securities Inc. (predecessor of JPMSI) and a Terms Agreement dated June 21, 2001 (together, the "JPMSI Underwriting Agreement," and together with the Merrill Underwriting Agreement, the "Underwriting Agreements"), between the Company and JPMSI. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement.

We have examined a signed copy of the Registration Statement on Form S-3 (No. 333-76801) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, the Company's Prospectus (the "Prospectus") dated June 21, 2001 and the Prospectus Supplement dated June 21, 2001 (the "Prospectus Supplement"), relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates and purchase of the Mortgage Loans; (iv) the Pooling and Servicing Agreement; (v) the forms of the Class A Certificates, the Class M Certificates and the Class B Certificates and
(vi) the Underwriting Agreements.

Chase Mortgage Finance Corporation
June 26, 2001
Page 2


In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

     (i) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

     (ii) Assuming (a) ongoing compliance with all of the provisions of the Pooling and Servicing Agreement and (b) the filing of an election, in accordance with the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") for Federal income tax purposes, the Trust Fund will qualify as a REMIC as of the Closing Date and will continue to qualify as a REMIC for so long as it continues to comply with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

Very truly yours,